EXHIBIT 21.1

BRISTOL HOTELS & RESORTS

SUBSIDIARY LIST
AS OF DECEMBER 31, 1999

AUSTIN INNKEEPERS, INC.
BHMC CANADA INC.
BHMC GENPAR, L.L.C.
BHMC LIMPAR, L.L.C.
BHTC CANADA, INC.
BRISTOL ACQUISITION BEVERAGE COMPANY
BRISTOL HOSPITALITY BEVERAGE COMPANY
BRISTOL HOSPITALITY TENANT COMPANY
BRISTOL HOTEL BEVERAGE COMPANY
BRISTOL HOTEL TENANT COMPANY
BRISTOL HOTEL MANAGEMENT CORPORATION
BRISTOL HUDSON JV, LLC
BRISTOL HOUSE CLUB
BRISTOL IP COMPANY
BRISTOL KANSAS BEVERAGE COMPANY
BRISTOL LODGING BEVERAGE COMPANY
BRISTOL LODGING TENANT COMPANY
BRISTOL MANAGEMENT, L.P.
BRISTOL PLANO CLUB
BRISTOL SALT LAKE TENANT COMPANY
BRISTOL SLC MANAGEMENT COMPANY
BRISTOL TEXAS BEVERAGE COMPANY
BRISTOL W TENANT COMPANY
CAFÉ BARRITZ
GLENJON, INC.
HARVEY HOTEL PURCHASING COMPANY
HARVEY’S BAR/REMINGTON’S
HB MASS TENANT, LLC
PENROD CLUB
REDNOR, INC.
SOLO’S